Exhibit 99.1

For Immediate Release
March 20, 2025

Star Equity Holdings, Inc. Announces 2024 Fourth Quarter and Full Year Financial Results
Fourth Quarter Revenues Increased 21% and Gross Profit Increased 56%
Generated Fourth Quarter Adjusted EBITDA of $1.1 Million
ADT Acquisition Closed in March, Establishing Energy Services Division

Old Greenwich, CT. - Star Equity Holdings, Inc. (Nasdaq: STRR; STRRP) (“Star Equity” or the “Company”), a diversified holding company, reported today its financial results for the fourth quarter (Q4) and fiscal year (FY) ended December 31, 2024. All 2024 and 2023 amounts in this release are unaudited.
Following the sale of our Digirad Health business on May 4, 2023, all financial results for the 2023 reporting periods, unless stated otherwise, relate to continuing operations, which as of December 31, 2024 included two divisions: Building Solutions and Investments. Following the acquisition of Alliance Drilling Tools (“ADT”) on March 4, 2025, Star added a new business division, Energy Services.
Q4 2024 Financial Highlights vs. Q4 2023 (unaudited)
•Revenues increased by 21.1% to $17.1 million from $14.1 million.
•Gross profit increased by 55.9% to $4.4 million from $2.9 million.
•Net loss from continuing operations was $2.5 million (or $0.77 loss per basic and diluted share) compared to net income from continuing operations of $1.8 million (or $0.58 income per basic and diluted share).
•Non-GAAP adjusted net income from continuing operations was $0.5 million (or $0.15 income per basic and diluted share), as compared to adjusted net loss of $0.3 million (or $0.10 loss per basic and diluted share).
•Non-GAAP adjusted EBITDA from continuing operations was a gain of $1.1 million versus a loss of $0.1 million.
FY 2024 Financial Highlights vs. FY 2023 (unaudited)
•Revenues increased by 16.5% to $53.4 million from $45.8 million.
•Gross profit decreased by 7.3% to $11.1 million from $11.9 million.
•     Net loss from continuing operations was $10.4 million (or $3.32 loss per basic and diluted share) compared to a net loss from continuing operations of $1.9 million (or $0.61 loss per basic and diluted share).
•    Non-GAAP adjusted net loss from continuing operations was $2.6 million (or $0.81 loss per basic and diluted share) compared to net loss of $0.9 million (or $0.30 loss per basic and diluted share).
•Non-GAAP adjusted EBITDA from continuing operations was a loss of $0.8 million compared to a loss of $0.2 million.
•As of December 31, 2024, cash and cash equivalents decreased to $5.6 million versus $18.9 million at December 31, 2023.
•Cash outflow from continuing operations was $5.2 million versus an inflow of $2.7 million.
•Debt increased to $11.3 million at December 31, 2024 from $2.0 million at December 31, 2023.

Rick Coleman, Chief Executive Officer, noted, “Despite demand softness experienced earlier in the year, fourth quarter 2024 Building Solutions revenue, gross profit, and adjusted EBITDA all increased significantly versus the fourth quarter of 2023 as several large projects received final approvals and began production in the fourth quarter. This realization of pent-up demand, coupled with increasing adoption of factory-built construction, contributed to the strong performance in the fourth quarter and positions Star for a great start to 2025. This momentum is evidenced by the strength of our $17.2 million year-end Building Solutions backlog.”
Mr. Coleman continued, “In addition, as announced March 4, 2025, we closed the ADT acquisition, establishing Star’s Energy Services division. We have made significant progress on our integration since that time, and look forward to keeping shareholders informed regarding our progress on this and other growth initiatives.”

Revenues
The Company’s Q4 2024 revenues increased 21.1% to $17.1 million from $14.1 million in the fourth quarter of the prior year due primarily to increased activity at Building Solutions and the inclusion of Big Lake Lumber (“BLL”) and Timber Technologies Solutions (“TT”).

Revenues in $ thousands (Unaudited)	Q4 2024	Q4 2023	% change	FY 2024	FY 2023	% change
Building Solutions	$17,095	$14,111	21.1%	$53,359	$45,785	16.5%
Investments	193	159	21.4%	731	564	29.6%
Intersegment elimination	(193)	(159)	21.4%	(731)	(564)	29.6%
Total Revenues	$17,095	$14,111	21.1%	$53,359	$45,785	16.5%
Building Solutions Q4 2024 and FY 2024 revenues increased 21.1% and 16.5%, respectively, versus the prior year periods. The increase in revenues reflects increased fourth quarter activity as well as the inclusion of revenue from TT from the date of acquisition and the inclusion of full year revenue from BLL which we acquired in the fourth quarter of 2023. Full year 2024 revenues for the first three quarters of the year were affected by project delays which contributed to a reduction in activity.
Gross Profit
The Company’s consolidated Q4 2024 gross profit increased 55.9% to $4.4 million from $2.9 million in the fourth quarter of the prior year due to higher revenues in the Building Solutions division.

Gross profit (loss) in thousands (Unaudited)	Q4 2024	Q4 2023	% change	FY 2024	FY 2023	% change
Building Solutions	$4,523	$2,913	55.3%	$11,276	$12,154	(7.2)%
Building Solutions gross margin	26.5%	20.6%	5.9%	21.1%	26.5%	(5.4)%
Investments	118	100	18.0%	510	336	51.8%
Intersegment elimination	(193)	(159)	21.4%	(731)	(564)	29.6%
Total gross profit	$4,448	$2,854	55.9%	$11,055	$11,926	(7.3)%
Total gross margin	26.0%	20.2%	5.8%	20.7%	26.0%	(5.3)%
Building Solutions Q4 2024 gross profit increased faster than revenues at 55.3% versus Q4 2023 due primarily to the inclusion of gross profit from TT, which generates the highest gross margin of Star’s Building Solutions businesses. Full year gross profit and gross margin were affected by the one-time purchase price accounting adjustment of $574 thousand recorded related to the TT acquisition.
Operating Expenses
Total operating expenses for Q4 2024 and full year period increased by $1.3 million and $3.2 million, respectively, due to the inclusion of BLL and TT operations. Q4 2024 selling, general, and administrative (SG&A) expenses increased $1.0 million versus Q4 2023. SG&A expenses as a percentage of revenue increased in Q4 2024 to 24.7% versus 22.8% in Q4 2023. FY 2024 SG&A expenses increased $2.5 million or 16.9%. SG&A expenses as a percentage of revenue remained unchanged in FY 2024 at 31.8% versus 31.8% in FY 2023. In the fourth quarter of 2024, we reclassified the 2024 impairments of our cost method investment from selling, general and administrative expenses to other income (expense) to align with other gains and losses in our Investments Division.
Net Income/Loss
Q4 2024 net loss from continuing operations was $2.5 million, or $0.77 loss per basic and diluted share, compared to net income from continuing operations of $1.8 million, or $0.58 income per basic and diluted share in the same period of the prior year. Q4 2024 non-GAAP adjusted net income from continuing operations was $0.5 million, or $0.15 income per basic and diluted share, compared to adjusted non-GAAP net loss from continuing operations of $0.3 million, or $0.11 loss per basic and diluted share, in the same period of the prior year.
FY 2024 net loss from continuing operations was $10.4 million, or $3.32 loss per basic and diluted share, compared to a net loss from continuing operations of $1.9 million, or $0.61 loss per basic and diluted share in FY 2023. FY 2024 non-GAAP adjusted net loss from continuing operations was $2.6 million, or $0.81 loss per basic and diluted share, compared to an adjusted non-GAAP net loss from continuing operations of $0.9 million, or $0.30 loss per basic and diluted share in the prior year.
Non-GAAP adjusted EBITDA
Q4 2024 non-GAAP adjusted EBITDA increased to a gain of $1.1 million from a loss of $0.1 million in the same quarter of the prior year due to increased gross profit at our Building Solutions division. FY 2024 non-GAAP adjusted EBITDA decreased to a loss of $0.8 million, compared to a loss of $0.2 million in FY 2023.

Operating Cash Flow
Q4 2024 cash flow from consolidated operations was an outflow of $1.5 million, compared to an inflow of $0.0 million for the same period in the prior year. FY 2024 cash flow from operations was an outflow of $5.2 million, compared to an inflow of $2.7 million for FY 2023. The decrease in net cash provided by operating activities is attributable to lower results from operations, particularly in our Building Solutions division, and increased net working capital expenditures.
Operations Dashboard

Building Solutions Division

(USD in thousands)	Q1 2024	Q2 2024(1)	Q3 2024	Q4 2024
Beginning Backlog (2)	$19,796	$14,806	$13,957	$19,567
(+) New Orders	$4,127	$12,635	$19,273	$14,718
(-) Sales	$9,118	$13,483	$13,663	$17,095
Ending Backlog	$14,806	$13,957	$19,567	$17,190
(1) Includes the impact of Timber Technologies from date of acquisition on May 17, 2024.
(2) Backlog defined as future revenue under contract (i.e., signed orders).
Share Repurchase Program
On August 7, 2024, the Company’s board of directors authorized a new stock repurchase program under which the Company is authorized to repurchase up to $1.0 million of its issued and outstanding shares of common stock. The Company repurchased 73,855 shares for $279 thousand under this program in 2024. Under the program, the Company had remaining authorization to repurchase up to $721 thousand of its issued and outstanding shares of common stock as of December 31, 2024.
Enservco Investment
As disclosed in Enservco’s public filings, in the fourth quarter of 2024 Star provided Enservco Corporation (“Enservco”) a notice of default regarding the $1,000,000 promissory note issued to Star. As a result of this default, Star cancelled the issuance of the 250,000 STRRP shares collateralizing the promissory note.
Star continues to hold the 9,024,035 shares of Enservco common stock and 3,476,965 shares of 2.0% Cumulative Mandatorily Convertible Series A Preferred stock and remains in contact with Enservco regarding potential opportunities to collaborate on business opportunities.
Preferred Stock
In each quarter of 2024, the Company’s Board of Directors (the “Board”) declared and paid a cash dividend of $0.25 per share to holders of the Company’s 10% Series A Cumulative Perpetual Preferred Stock (“STRRP”), representing $1.00 per share on an annual basis. On February 14, 2025, the Board declared a cash dividend to holders of the Company’s 10% Series A Cumulative Perpetual Preferred Stock of $0.25 per share. The record date for this dividend was March 1, 2025, and the payment date was March 10, 2025.
NOL Carryforward
As of December 31, 2024, Star had $44.6 million of U.S. federal and $17.6 million of state net operating losses (“NOL”), which the Company considers to be a valuable asset for its stockholders. Certain of these NOLs will expire in 2025 through 2044 unless previously utilized. In order to protect the value of the NOL for all stockholders, the Company has a rights agreement and charter amendment in place that limit beneficial ownership of the Company’s common stock to 4.99%. Stockholders who wish to own more than 4.99% of Star common stock, or who already own more than 4.99% of Star common stock and wish to increase their holdings, may only acquire additional shares with the Board’s prior written approval.
Conference Call Information
A conference call is scheduled for 10:00 a.m. ET (7:00 a.m. PT) on March 20, 2025 to discuss Star’s results and management’s outlook. The call may be accessed by dialing (833)-630-1956 (USA & Canada) or (412) 317-1837 (international), five minutes prior to the scheduled start time and referencing Star. A simultaneous webcast of the call may be accessed online from the Events & Presentations link on the Investor Relations page at starequity.com/events-and-presentations/presentations; an archived replay of the webcast will be available shortly after the conference call concludes.
If you have any questions, either prior to or after our scheduled Earnings Conference call, please e-mail admin@starequity.com or lcati@equityny.com.

Use of Non-GAAP Financial Measures by Star Equity Holdings, Inc.
This release presents the non-GAAP financial measures “adjusted net income (loss),” “adjusted net income (loss) per basic and diluted share,” and “adjusted EBITDA from continuing operations.” The most directly comparable measures for these non-GAAP financial measures are “net income (loss),” “net income (loss) per basic and diluted share,” and “cash flows from operating activities.” The Company has included below unaudited adjusted financial information, which presents the Company’s results of operations after excluding acquired intangible asset amortization, unrealized gain (loss) on equity securities and lumber derivatives, litigation costs, transaction costs, financing costs, and income tax adjustments. Further excluded in the measure of adjusted EBITDA are stock-based compensation, interest, depreciation, and amortization.
A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding the Company’s financial condition and results of operations is included as Exhibit 99.2 to the Company’s report on Form 8-K filed with the Securities and Exchange Commission on March 20, 2025.
About Star Equity Holdings, Inc.
Star Equity Holdings, Inc. is a diversified holding company with three divisions: Building Solutions, Energy Services, and Investments. Prior to the May 4, 2023 sale of Digirad Health, Star Equity Holdings had three divisions: Healthcare, Building Solutions, and Investments.
Building Solutions
Our Building Solutions division operates in three businesses: (i) modular building manufacturing; (ii) structural wall panel and wood foundation manufacturing, including building supply distribution operations; and (iii) glue-laminated timber (glulam) column, beam, and truss manufacturing.
Energy Services
Our Energy Services division engages in the rental, sale, and repair of downhole tools used in the oil and gas, geothermal, mining, and water-well industries.
Investments
Our Investments division manages and finances the Company’s real estate assets as well as its investment positions in private and public companies.
Healthcare
Our Healthcare division, which operated as Digirad Health until the sale of Digirad Health on May 4, 2023, provided products and services in the area of nuclear medical imaging with a focus on cardiac health.

Forward-Looking Statements
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this release that are not statements of historical fact are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking Statements include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to acquisitions and related integration, development of commercially viable products, novel technologies, and modern applicable services, (ii) projections of income (including income/loss), EBITDA, earnings (including earnings/loss) per share, capital expenditures, cost reductions, capital structure or other financial items, (iii) the future financial performance of the Company or acquisition targets and (iv) the assumptions underlying or relating to any statement described above. Moreover, forward-looking statements necessarily involve assumptions on the Company’s part. These forward-looking statements generally are identified by the words “believe”, “expect”, “anticipate”, “estimate”, “project”, “intend”, “plan”, “should”, “may”, “will”, “would”, “will be”, “will continue” or similar expressions. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described above as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the substantial amount of debt of the Company and the Company’s ability to repay or refinance it or incur additional debt in the future; the Company’s need for a significant amount of cash to service and repay the debt and to pay dividends on the Company’s preferred stock; the restrictions contained in the debt agreements that limit the discretion of management in operating the business; legal, regulatory, political and economic risks in markets and public health crises that reduce economic activity and cause restrictions on operations (including the recent coronavirus COVID-19 outbreak); the length of time associated with servicing customers; losses of significant contracts or failure to get potential contracts being discussed; disruptions in the relationship with third party vendors; accounts receivable turnover; insufficient cash flows and resulting lack of liquidity; the Company's inability to expand the Company's business; unfavorable changes in the extensive governmental legislation and regulations governing healthcare providers and the provision of healthcare services and the competitive impact of such changes (including unfavorable changes to reimbursement policies); high costs of regulatory compliance; the liability and compliance costs regarding environmental regulations; the underlying condition of the technology support industry; the lack of product diversification; development and introduction of new technologies and intense competition in the healthcare industry; existing or increased competition; risks to the price and volatility of the Company’s common stock and preferred stock; stock volatility and in liquidity; risks to preferred stockholders of not receiving dividends and risks to the Company’s ability to pursue growth opportunities if the Company continues to pay dividends according to the terms of the Company’s preferred stock; the Company’s ability to execute on its business strategy (including any cost reduction plans); the Company’s failure to realize expected benefits of restructuring and cost-cutting actions; the Company’s ability to preserve and monetize its net operating losses; risks associated with the Company’s possible pursuit of acquisitions; the Company’s ability to consummate successful acquisitions and execute related integration, as well as factors related to the Company’s business including economic and financial market conditions generally and economic conditions in the Company’s markets; failure to keep pace with evolving technologies and difficulties integrating technologies; system failures; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; and the continued demand for and market acceptance of the Company’s services. For a detailed discussion of cautionary statements and risks that may affect the Company’s future results of operations and financial results, please refer to the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the risk factors in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. This release reflects management’s views as of the date presented.
All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

For more information contact:
Star Equity Holdings, Inc.	The Equity Group
Rick Coleman	Lena Cati
Chief Executive Officer	Senior Vice President
203-489-9508	212-836-9611
admin@starequity.com	lcati@equityny.com

(Financial tables follow)

Star Equity Holdings, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except for per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2024	2023	2024	2023
Revenues:
Building Solutions**	$17,095	$14,111	$53,359	$45,785
Investments	—	—	—	—
Total revenues	17,095	14,111	53,359	45,785

Cost of revenues:
Building Solutions **	12,572	11,198	42,083	33,631
Investments	75	59	221	228
Total cost of revenues	12,647	11,257	42,304	33,859

Gross profit	4,448	2,854	11,055	11,926

Operating expenses:
Selling, general and administrative	4,229	3,211	16,991	14,538
Amortization of intangible assets	723	444	2,479	1,734
Total operating expenses	4,952	3,655	19,470	16,272

Income (loss) from continuing operations	(504)	(801)	(8,415)	(4,346)

Other income (expense):
Other income (expense), net	(1,665)	1,358	(2,393)	852
Interest income (expense), net	(3)	404	633	973
Total other (expense) income, net	(1,668)	1,762	(1,760)	1,825

Income (loss) from continuing operations before income taxes	(2,172)	961	(10,175)	(2,521)
Income tax benefit (provision)	(285)	847	(263)	614
Income (loss) from continuing operations, net of tax	(2,457)	1,808	(10,438)	(1,907)
Income (loss) from discontinued operations, net of tax	—	(80)	—	27,039
Net income (loss)	(2,457)	1,728	(10,438)	25,132
Dividend on Series A cumulative perpetual preferred stock	(541)	(479)	(2,040)	(1,916)
Net income (loss) attributable to common shareholders	$(2,998)	$1,249	$(12,478)	$23,216

Net income (loss) per share
Net income (loss) per share, continuing operations
Basic and diluted*	$(0.77)	$0.58	$(3.32)	$(0.61)
Net income (loss) per share, discontinued operations
Basic and diluted*	$—	$(0.03)	$—	$8.64
Net income (loss) per share
Basic and diluted*	$(0.77)	$0.55	$(3.32)	$8.03
Net income (loss) per share, attributable to common shareholders
Basic and diluted*	$(0.94)	$0.40	$(3.97)	$7.42
Weighted-average common shares outstanding***
Basic and diluted*	3,199	3,128	3,145	3,129

Dividends declared per share of Series A perpetual preferred stock	0.25	0.25	1.00	1.00
*Earnings per share may not add due to rounding
**Formerly known as Construction
***All share amounts reflect 1 for 5 reverse stock split effective June 14, 2024, retroactively.

Star Equity Holdings, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share amounts and par value)

	December 31, 2024	December 31, 2023
Assets:
Current assets:
Cash and cash equivalents	$4,003	$18,326
Restricted cash	1,628	620
Investment in Equity securities	3,368	4,838
Lumber derivative contracts	—	19
Accounts receivable, net	8,048	6,004
Note receivable, current portion	335	399
Inventories, net	5,397	3,420
Other current assets	1,635	1,180
Total current assets	24,414	34,806
Property and equipment, net	10,207	7,828
Operating lease right-of-use assets, net	8,289	1,470
Intangible assets, net	18,930	12,518
Goodwill	8,453	4,438
Long term investments	2,140	6,000
Notes receivable	8,876	8,427
Other assets	1,739	9
Total assets	$83,048	$75,496

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$2,603	$1,571
Accrued liabilities	1,974	1,506
Accrued compensation	1,141	1,772
Accrued warranty	49	44
Lumber derivative contracts	7	—
Deferred revenue	2,523	1,377
Short-term debt	3,911	2,019
Operating lease liabilities	241	403
Finance lease liabilities	21	42
Total current liabilities	12,470	8,734
Long-term debt, net of current portion	7,405	—
Deferred tax liabilities	334	318
Operating lease liabilities, net of current portion	8,483	1,102
Finance lease obligation, net of current portion	20	43
Total liabilities	28,712	10,197

Commitments and contingencies (Note 9)

Stockholders’ Equity:
Preferred stock, $0.0001 par value: 10,000,000 shares authorized: Series A Preferred Stock, 8,000,000 shares authorized, liquidation preference (10.00 per share), 1,915,637 shares issued and outstanding at 2024 and 2023. (Liquidation preference: $18,988,390 as of December 31, 2024 and 2023.)	18,988	18,988
Preferred stock, $0.0001 par value: 25,000 shares authorized; Series C Preferred stock, no shares issued or outstanding	—	—
Common stock, $0.0001 par value: 50,000,000 shares authorized; 3,201,502 and 3,165,243 shares issued and outstanding (net of treasury shares) at December 31, 2024 and 2023, respectively	2	2
Treasury stock, at cost; 125,625 and 51,770 shares at December 31, 2024 and 2023, respectively	(6,007)	(5,728)
Additional paid-in capital	159,880	160,126
Accumulated deficit	(118,527)	(108,089)
Total stockholders’ equity	$54,336	$65,299
Total liabilities and stockholders’ equity	$83,048	$75,496

Star Equity Holdings, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

Net income (loss) from continuing operations	$(2,457)	$1,808	$(10,438)	$(1,907)
Acquired intangible amortization	723	444	2,479	1,734
Unrealized (gain) loss on equity securities (1)	(119)	(109)	177	(85)
Unrealized (gain) loss on derivatives (2)	6	(113)	25	(123)
Litigation costs	1	—	152	—
Stock-based compensation	53	60	239	339
Bargain purchase gain (3)	—	(1,170)	—	(1,170)
One time credits	—	(576)	—	(576)
(Gain) Loss on sale of asset	18	—	18	(386)
Transaction costs related to sale (4)	2	80	95	1,361
Transaction costs related to mergers and acquisitions (5)	249	86	1,011	103
Purchase accounting adjustment (6)	—	—	786	—
Impairment of cost method investment	529	—	4,615	—
(Gain) loss on equity method investment	1,229	—	1,850	—
Gains on sale and leaseback transactions	—	—	(3,755)	—
Write off of lease liabilities	(31)	—	(105)	240
Financing cost (7)	7	8	35	159
Income tax expense	285	(847)	263	(614)
Non-GAAP adjusted net income (loss) from continuing operations	$495	$(329)	$(2,553)	$(925)

Net income (loss) per basic share from continuing operations	$(0.77)	$0.58	$(3.32)	$(0.61)
Acquired intangible amortization	0.23	0.14	0.79	0.55
Unrealized (gain) loss on equity securities (1)	(0.04)	(0.03)	0.06	(0.03)
Unrealized (gain) loss on derivatives (2)	—	(0.04)	0.01	(0.04)
Litigation costs	—	—	0.05	—
Stock-based compensation	0.02	0.02	0.08	0.11
Bargain purchase gain (3)	—	(0.37)	—	(0.37)
One time credits	—	(0.18)	—	(0.18)
(Gain) Loss on sale of asset	0.01	—	0.01	(0.12)
Transaction costs related to sale (4)	—	0.03	0.03	0.43
Transaction costs related to mergers and acquisitions (5)	0.08	0.03	0.32	0.03
Purchase accounting adjustment (6)	—	—	0.25	—
Impairment of cost method investment	0.17	—	1.47	—
(Gain) loss on equity method investment	0.38	—	0.59	—
Gains on sale and leaseback transactions	—	—	(1.19)	—
Write off of lease liabilities	(0.01)	—	(0.03)	0.08
Financing cost (7)	—	—	0.01	0.05
Income tax expense	0.09	(0.27)	0.08	(0.20)
Non-GAAP adjusted net income (loss) per basic and diluted share from continuing operations (8)	$0.15	$(0.11)	$(0.81)	$(0.30)
(1)Reflects adjustments for any unrealized gains or losses on equity securities.
(2)Reflects adjustments for any unrealized gains or losses in lumber derivatives value.
(3)Reflects the bargain purchase gain related to the acquisition of Big Lake Lumber.
(4)Reflects one time transaction costs related to the sale of the Healthcare Division
(5)Reflects one time transaction costs related to potential mergers and acquisitions.
(6)Reflects purchase accounting adjustments related to the fair value of TT inventory and BLL earn-out that impacted net income.
(7)Reflects financing costs from our credit facilities.
(8)Per share amounts are computed independently for each discrete item presented. Therefore, the sum of the quarterly per share amounts will not necessarily equate to the total for the year, and the sum of individual items may not equal the total.

Star Equity Holdings, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(In thousands)

For the Three Months Ended December 31, 2024	Building Solutions	Investments	Star Equity Corporate	Total

Net income (loss) from continuing operations	$1,089	$(1,564)	$(1,982)	$(2,457)
Depreciation and amortization	1,000	75	9	1,084
Interest (income) expense	166	(151)	(12)	3
Income tax expense	—	—	285	285
EBITDA from continuing operations	2,255	(1,640)	(1,700)	(1,085)

Unrealized (gain) loss on equity securities (1)	—	(119)	—	(119)
Unrealized (gain) loss on lumber derivatives (2)	6	—	—	6
Interest income (3)	—	217	—	217
Litigation costs	—	—	1	1
Stock-based compensation	10	—	43	53
Loss (Gain) on sale of assets	18	—	—	18
Transaction costs related to sale (4)	—	—	2	2
Transaction costs related to mergers and acquisitions (5)	—	—	249	249
Purchase accounting adjustments (6)	—	—	—	—
Impairment of cost method investment	—	529	—	529
(Gain) loss on equity method investment	—	1,229	—	1,229
Gains on sale and leaseback transactions	—	—	—	—
Write off of lease liabilities	(31)	—	—	(31)
Financing costs (7)	2	—	5	7
Non-GAAP adjusted EBITDA from continuing operations	$2,260	$216	$(1,400)	$1,076

For the Three Months Ended December 31, 2023	Building Solutions	Investments	Star Equity Corporate	Total

Net income (loss) from continuing operations	$771	$1,246	$(209)	$1,808
Depreciation and amortization	540	59	8	607
Interest (income) expense	33	(191)	(246)	(404)
Income tax (benefit) expense	(290)	—	(557)	(847)
EBITDA from continuing operations	1,054	1,114	(1,004)	1,164

Unrealized (gain) loss on equity securities (1)	—	(109)	—	(109)
Unrealized (gain) loss on lumber derivatives (2)	(113)	—	—	(113)
Interest income (3)	—	444	—	444
Stock based compensation	14	—	46	60
Transaction costs related to sale (4)	—	—	80	80
Transaction costs related to mergers and acquisitions (5)	65	—	21	86
One time credits			(576)	(576)
Financing Cost (7)	8	—	—	8
Bargain purchase gain (8)	(345)	(825)	—	(1,170)
Non-GAAP adjusted EBITDA from continuing operations	$683	$624	$(1,433)	$(126)

For the Twelve Months Ended December 31, 2024	Building Solutions	Investments	Star Equity Corporate	Total

Net income (loss) from continuing operations	$(1,578)	$(1,797)	$(7,063)	$(10,438)
Depreciation and amortization	3,338	221	43	3,602
Interest (income) expense	504	(716)	(421)	(633)
Income tax expense	—	—	263	263
EBITDA from continuing operations	2,264	(2,292)	(7,178)	(7,206)

Unrealized (gain) loss on equity securities (1)	—	177	—	177
Unrealized (gain) loss on lumber derivatives (2)	25	—	—	25
Interest income (3)	—	1,251	—	1,251
Litigation costs	—	—	152	152
Stock-based compensation	39	—	200	239
Loss (Gain) on sale of assets	18	—	—	18
Healthcare (Gain) Loss	—	—	—	—
Transaction costs related to sale (4)	—	—	95	95
Transaction costs related to mergers and acquisitions (5)	—	—	1,011	1,011
Purchase accounting adjustments (6)	786	—	—	786
Impairment of cost method investment	—	4,615	—	4,615
(Gain) loss on equity method investment	—	1,850	—	1,850
Gains on sale and leaseback transactions	—	(3,755)	—	(3,755)
Write off of lease liabilities	(105)	—	—	(105)
Financing costs (7)	24	—	11	35
Non-GAAP adjusted EBITDA from continuing operations	$3,051	$1,846	$(5,709)	$(812)

For the Twelve Months Ended December 31, 2023	Building Solutions	Investments	Star Equity Corporate	Total

Net income (loss) from continuing operations	$2,517	$1,424	$(5,848)	$(1,907)
Depreciation and amortization	2,070	227	29	2,326
Interest (income) expense	84	(466)	(591)	(973)
Income tax expense	(288)	—	(326)	(614)
EBITDA from continuing operations	4,383	1,185	(6,736)	(1,168)

Unrealized (gain) loss on equity securities (1)	—	(85)	—	(85)
Unrealized (gain) loss on lumber derivatives (2)	(123)	—	—	(123)
Interest income (3)	—	1,130	—	1,130
Restructuring costs	—	—	—	—
Stock-based compensation	32	—	307	339
Transaction costs related to sale (4)	—	—	1,361	1,361
Transaction costs related to mergers and acquisitions (5)	65	—	38	103
Loss (Gain) on sale of assets	—	(386)	—	(386)
One time credits	—	—	(576)	(576)
Write off of lease liabilities	240	—	—	240
Financing costs (7)	142	17	—	159
Bargain purchase gain (8)	(345)	(825)	—	(1,170)
Non-GAAP adjusted EBITDA from continuing operations	$4,394	$1,036	$(5,606)	$(176)
(1)Reflects adjustments for any unrealized gains or losses on equity securities.
(2)Reflects adjustments for any unrealized gains or losses in lumber derivatives value.
(3)We allocate all corporate interest income to the Investments Division.
(4)Reflects one time transaction costs related to the sale of the Healthcare Division.
(5)Reflects one time transaction costs related to potential mergers and acquisitions.
(6)Reflects purchase accounting adjustments related to the fair value of TT inventory and BLL earn-out that impacted net income.
(7)Reflects financing costs from our credit facilities.
(8)Reflects the bargain purchase gain related to the acquisition of Big Lake Lumber.

Star Equity Holdings, Inc.
Supplemental Debt Information
(Unaudited)

A summary of the Company’s credit facilities and related party notes are as follows (dollars in thousands):

	December 31, 2024		December 31, 2023
	Amount	Weighted-Average Interest Rate	Amount	Weighted-Average Interest Rate
Revolving Credit Facility - Premier EBGL	$2,156	8.75%	$2,019	9.25%
Revolving Credit Facility - KeyBank KBS	—	—%	—	—%
Total Short-Term Revolving Credit Facilities	2,156	8.75%	2,019	9.25%
Bridgewater - TT Term Loan	1,400	7.85%	—	—%
Term Loan Secured by Mortgage	355	7.50%	—	—%
Total Short-Term Debt	$3,911	8.30%	$2,019	9.25%

Bridgewater - TT Term Loan, net of current portion	$4,780	7.85%	$—	—%
Term Loan Secured by Mortgage, net of current portion	2,625	7.50%	—	—%
Long-Term Debt, net of current portion	$7,405	7.73%	$—	—%

Total Debt	$11,316	7.93%	$2,019	9.25%

Star Equity Holdings, Inc.
Supplemental Segment Information
(Unaudited)
(In thousands)

	Building Solutions	Investments	Corporate and Intersegment eliminations	Total
For the Three Months Ended December 31, 2024
Revenues	$17,095	$193	$(193)	$17,095
Cost of revenues	12,572	75	—	12,647
Gross profit	4,523	118	(193)	4,448
Selling, general and administrative	2,581	52	1,596	4,229
Amortization of intangible assets	723	—	—	723
Income (loss) from continuing operations	$1,219	$66	$(1,789)	$(504)

EBITDA	$2,255	$(1,640)	$(1,700)	$(1,085)
Depreciation and amortization	(1,000)	(75)	(9)	(1,084)
Interest income (expense), net	(166)	151	12	(3)
Income tax benefit (provision)	—	—	(285)	(285)
Income (loss) from continuing operations, net of tax	$1,089	$(1,564)	$(1,982)	$(2,457)

	Building Solutions	Investments	Corporate and Intersegment eliminations	Total
For the Three Months Ended December 31, 2023
Revenues	$14,111	$159	$(159)	$14,111
Cost of revenues	11,198	59	—	11,257
Gross profit	2,913	100	(159)	2,854
Selling, general and administrative	2,334	26	851	3,211
Amortization of intangible assets	444	—	—	444
Income (loss) from continuing operations	$135	$74	$(1,010)	$(801)

EBITDA	$1,054	$1,114	$(1,004)	$1,164
Depreciation and amortization	(540)	(59)	(8)	(607)
Interest income (expense), net	(33)	191	246	404
Income tax benefit (provision)	290	—	557	847
Income (loss) from continuing operations, net of tax	$771	$1,246	$(209)	$1,808

Star Equity Holdings, Inc.
Supplemental Segment Information
(Unaudited)
(In thousands)

	Building Solutions	Investments	Corporate and Intersegment eliminations	Total
For the Twelve Months Ended December 31, 2024
Revenues	$53,359	$731	$(731)	$53,359
Cost of revenues	42,083	221	—	42,304
Gross profit	11,276	510	(731)	11,055
Selling, general and administrative	9,896	250	6,845	16,991
Amortization of intangible assets	2,479	—	—	2,479
Income (loss) from continuing operations	$(1,099)	$260	$(7,576)	$(8,415)

EBITDA	$2,264	$(2,292)	$(7,178)	$(7,206)
Depreciation and amortization	(3,338)	(221)	(43)	(3,602)
Interest income (expense), net	(504)	716	421	633
Income tax benefit (provision)	—	—	(263)	(263)
Income (loss) from continuing operations, net of tax	$(1,578)	$(1,797)	$(7,063)	$(10,438)

	Building Solutions	Investments	Corporate and Intersegment eliminations	Total
For the Twelve Months Ended December 31, 2023
Revenues	$45,785	$564	$(564)	$45,785
Cost of revenues	33,631	228	—	33,859
Gross profit	12,154	336	(564)	11,926
Selling, general and administrative	8,325	789	5,424	14,538
Amortization of intangible assets	1,734	—	—	1,734
Income (loss) from continuing operations	$2,095	$(453)	$(5,988)	$(4,346)

EBITDA	$4,383	$1,185	$(6,736)	$(1,168)
Depreciation and amortization	(2,070)	(227)	(29)	(2,326)
Interest income (expense), net	(84)	466	591	973
Income tax benefit (provision)	288	—	326	614
Income (loss) from continuing operations, net of tax	$2,517	$1,424	$(5,848)	$(1,907)